UNION SECURITY INSURANCE COMPANY
VARIABLE ACCOUNT D
File No. 333-65233
Triple Crown Variable Annuity

UNION SECURITY INSURANCE COMPANY
File No. 333-224346
Triple Crown Variable Annuity

Supplement Dated February 27, 2020 to your Prospectus Dated May 1, 2019

Federated Investors, Inc. and Hermes Investment Management are now Federated Hermes, Inc. As a result, the insurance series funds below will be renamed as indicated, effective at the start of business on April 28, 2020.

Funding Option Current Name	Funding Option Name Effective April 28, 2020
Federated Fund for U.S. Government Securities Fund II - Primary Class	Federated Hermes Fund for U.S. Government Securities Fund II - Primary Class
Federated Government Money Fund II - Service Class	Federated Hermes Government Money Fund II - Service Class
Federated High Income Bond Fund II - Primary Class	Federated Hermes High Income Bond Fund II - Primary Class
Federated Kaufmann Fund II - Primary Class	Federated Hermes Kaufmann Fund II - Primary Class
Federated Managed Volatility Fund II - Primary Class	Federated Hermes Managed Volatility Fund II - Primary Class
Federated Quality Bond Fund II - Primary Class	Federated Hermes Quality Bond Fund II - Primary Class

The “Federated Insurance Series” will also be updated to “Federated Hermes Insurance Series.”

This Supplement Should Be Retained For Future Reference.

HV-7783